EXHIBIT 99.1

FOR IMMEDIATE RELEASE
May 24, 2018

For further information contact:
Craig L. Montanaro, President and Chief Executive Officer, or
Eric B. Heyer, Executive Vice President and Chief Financial Officer
Kearny Financial Corp.
(973) 244-4500

KEARNY FINANCIAL CORP.
DECLARES INCREASED QUARTERLY CASH DIVIDEND

Fairfield, New Jersey, May 24, 2018 – Kearny Financial Corp. (NASDAQ GS: KRNY) (the "Company"), the holding company of Kearny Bank (the "Bank"), announced today that the Company's Board of Directors has declared an increased quarterly cash dividend of $0.04 per share to stockholders of record as of June 6, 2018, payable on June 20, 2018.

About Kearny Financial Corp.
Kearny Financial Corp. is the parent company of Kearny Bank which operates from its administrative headquarters in Fairfield, New Jersey. On April 2, 2018, the Company completed its merger with Clifton Bancorp Inc., the parent company of Clifton Savings Bank, a New Jersey stock savings bank.  At the time of closing, the combined company had $6.6 billion in total assets and a network of 54 branches located throughout northern and central New Jersey and Brooklyn and Staten Island, New York.